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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-40684, 33-48187, 33-58632, 33-
59499, 33-79294, 33-03949, 33-03951, and 33-03953) of our report dated May 20,
1996, on our audits of the financial statements of the Lifeline Systems, Inc. Employee Savings and Investment Plan as of December 31, 1995 and 1994 and for the years then ended, which report is included in this Annual Report on Form 11-K.



Boston, Massachusetts                    COOPERS & LYBRAND L.L.P.
June 26, 1996